SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K

                                 Current Report


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 30, 1997


                           UNIGENE LABORATORIES, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)



         0-16005                                        22-2328609
(Commission File Number)                    (IRS Employer Identification Number)



                              110 Little Falls Road
                           Fairfield, New Jersey 07004
               (Address of Principal Executive Offices) (Zip Code)



                                 (973) 882-0860
              (Registrant's telephone number, including area code)

Item 5.           Other Events.

                  On June 30, 1997, the Company announced the signing of a letter of intent for a worldwide licensing agreement for oral calcitonin with the Parke-Davis division of Warner-Lambert Company.


Item 7.           Financial Statements and Exhibits.

                  (c)      Exhibits.

                  99 Press Release dated June 30, 1997 regarding letter of intent with Warner-Lambert.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                    UNIGENE LABORATORIES, INC.



                                                    By /S/WARREN P. LEVY
                                                       -----------------
                                                       Warren P. Levy, President


Date:    July 2, 1997

FOR IMMEDIATE RELEASE                  Contact: Warren P. Levy, Ph.D., President
                                                Unigene Laboratories, Inc.
                                                973/882-0860

                                                Thomas Redington
                                                203/222-7399
                                                212/926-1733




               UNIGENE AND WARNER-LAMBERT EXECUTE LETTER OF INTENT
                   TO DEVELOP ORAL CALCITONIN FOR OSTEOPOROSIS

         Fairfield, NJ, June 30, 1997 -- Unigene Laboratories, Inc. (Nasdaq:UGNE) announced today the signing of a letter of intent for a worldwide licensing agreement for oral calcitonin with the Parke-Davis division of Warner-Lambert Company. The parties are targeting mid-July as the execution date for a definitive agreement.

         Under the terms of the proposed agreement, Warner Lambert would assume responsibility for the development and marketing of the product while Unigene would provide analytical support services and be the exclusive supplier of the bulk active raw material. If the product is successfully developed, Unigene would receive up-front and milestone payments in excess of $50 million, as well as royalties on commercial sales. Warner Lambert would also purchase an undisclosed amount of Unigene common stock.

         "This agreement is a part of our ongoing commitment to provide healthcare solutions to women throughout their lives," said Ronda Dean, vice president, Parke-Davis/Women's Healthcare Division. "With this partnership, we hope to develop and introduce a new dosage form of calcitonin that is a more acceptable, affordable and convenient treatment for the osteoporotic patient."

         "We believe that oral calcitonin has the potential to become a blockbuster drug," commented Dr. Warren Levy, President of Unigene. "With the development and marketing expertise and resources of Warner-Lambert, we hope to maximize the opportunity to achieve that goal."

         Calcitonin is a leading treatment for osteoporosis with annual worldwide sales of more than $700 million. Available only in injectable and nasal forms, it is the only marketed osteoporosis treatment that combines being a natural hormone with pain killing properties and no significant side effects or contraindications. Consequently, Unigene and Warner-Lambert believe that an oral form of calcitonin would enjoy significant advantages over many of the other currently available therapeutic alternatives.

         Unigene Laboratories, Inc. has developed a proprietary amidation process capable of producing peptide hormones for the treatment of a variety of diseases and disorders, including osteoporosis, hypertension and arthritis. The Company is currently producing the FORTICAL raw material in compliance with the FDA's Good Manufacturing Practice guidelines at its manufacturing facility in Boonton, N.J.

         Parke-Davis, a division of Warner-Lambert Company, is devoted to discovering, developing, manufacturing and marketing quality pharmaceutical products. Its central research focus is on heart disease, diabetes, anti-infectives, central nervous system, and women's healthcare. Warner-Lambert is a worldwide company employing approximately 38,000 people, and along with Parke-Davis is headquartered in Morris Plains, N.J.

         Except for historical information, the statements made herein are forward looking statements involving risks and uncertainties. These risks and uncertainties, including those relating to the timing or successful completion of the Company's product commercialization activities, are detailed in the Company's filings with the Securities and Exchange Commission.


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